                                                                       Exhibit 5


             TRENAM, KEMKER, SCHARF, BARKIN, FRYE, O'NEILL & MULLIS
                            PROFESSIONAL ASSOCIATION
                                ATTORNEYS AT LAW

      TAMPA OFFICE                                      ST. PETERSBURG OFFICE
   2700 BARNETT PLAZA                                     2100 BARNETT TOWER
101 EAST KENNEDY BOULEVARD                                ONE PROGRESS PLAZA
  POST OFFICE BOX 1102                                    POST OFFICE BOX 2245
TAMPA, FLORIDA 33601-1102      PLEASE REPLY TO     ST. PETERSBURG, FLORIDA 33731-2245
TELEPHONE (813) 223-7474            TAMPA               TELEPHONE (813) 898-7474
 TELEFAX (813) 229-6553                                  TELEFAX (813) 229-6553



                                  July 24, 1998

Securities and Exchange Commission
450 5th Street, N.W.
Judiciary Plaza
Washington, DC  20549

                  Re:      AmeriSteel Corporation
                           Registration Statement on Form S-4
                           File No. 333-55857
                           ----------------------------------
Ladies and Gentlemen:

         We have represented AmeriSteel Corporation (the "Company") in connection with the Company's Registration Statement on Form S-4, (File No. 333-55857), as amended (the "Registration Statement"), as filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), to register the exchange of an aggregate principal of $130,000,000 of its 8 3/4% Series B Senior Notes Due 2008 (the "New Notes") for an equal principal amount of its outstanding 8 3/4% Senior Notes Due 2008 (the "Original Notes," and with the New Notes collectively, the "Notes"). The Original Notes have been issued pursuant to an indenture between the Company and State Street Bank and Trust Company, as Trustee, dated as of March 30, 1998 (the "Indenture").

         This opinion is being provided as Exhibit 5 to the Registration Statement. In this connection, you have requested our opinion as to certain matters with respect to the New Notes. Capitalized terms defined in the Registration Statement and not otherwise defined herein are used herein with the meanings as so defined.

         We have reviewed the Registration Statement, the Indenture and such other documents, records and certificates of officers of the Corporation and its subsidiaries and other instruments relating to the authorization and issuance of New Notes as we deemed relevant or necessary for the opinions herein expressed.

         With respect to various factual matters material to the opinions expressed below, we have relied upon certain certificates and information furnished by public officials and representatives of the Company. We have assumed without inquiry or other investigation (a) the legal capacity of each natural person executing the agreements described herein, (b) that there have been no undisclosed


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SECURITIES AND EXCHANGE COMMISSION                                 JULY 24, 1998
AMERISTEEL CORPORATION                                                    PAGE 2
FILE NO. 333-55857
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modifications of any provision of any document reviewed by us in connection with the rendering of the opinion and no undisclosed prior waiver of any right or remedy contained in any of the documents, (c) the genuineness of each signature,
(d) the completeness of each document submitted to us, (e) the authenticity of each document reviewed by us as an original, (f) the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us a copy, (g) that each transaction complies with all tests of good faith, fairness, and conscionability required by law, and (h) that each certificate or copy of a public record furnished by public officials is accurate, complete, and authentic.

         Based on the above, it is our opinion that the $130,000,000 principal amount of New Notes proposed to be issued in exchange for an equal principal amount of Original Notes have been duly authorized and when issued for exchange in accordance with the Registration Statement, the Indenture and the Letter of Transmittal, will be validly issued. The New Notes, upon due acceptance by the Corporation of the Original Notes being tendered in exchange therefor as provided in the Registration Statement, the Indenture and the Letter of Transmittal will constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with the terms of such documents.

         The opinion expressed in the second sentence of the preceding paragraph is subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights and remedies of creditors generally. This opinion letter speaks only as of its date. We undertake no obligation to advise the addressees (or any other third party) of changes in law or fact that occur after the date hereof, even though the change may affect the legal analysis, a legal conclusion, or an informational confirmation in the opinion.

         This firm hereby consents to the filing of this opinion as an Exhibit to the S-4 Registration Statement and to the reference to it under the heading "Legal Matters."

                                    Sincerely,

                                    TRENAM, KEMKER, SCHARF,
                                      BARKIN, FRYE, O'NEILL & MULLIS
                                      Professional Association

                                    By:

                                         Albert C. O'Neill, Jr.